Exhibit 99.1

Press Release — For Immediate Release

October 18, 2012

Penns Woods Bancorp, Inc. Reports Third Quarter 2012 Operating Earnings

Williamsport, PA — October 18, 2012 - Penns Woods Bancorp, Inc. (NASDAQ:PWOD)

Highlights

•                  Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and losses and bank owned life insurance gains on death benefit, increased to $3,372,000 for the three months ended September 30, 2012 compared to $3,145,000 for the same period of 2011.  Net income from core operations increased to $9,849,000 for the nine months ended September 30, 2012 compared to $8,873,000 for the same period of 2011.

•                  Operating earnings per share for the three months ended September 30, 2012 were $0.88 basic and dilutive compared to $0.82 basic and dilutive for the same period of 2011, an increase of 7.3%.  Operating earnings per share for the nine months ended September 30, 2012 were $2.57 basic and dilutive compared to $2.31 basic and dilutive for the same period of 2011, an increase of 11.3%.

•                  Return on average assets was 1.77% for the three months ended September 30, 2012 compared to 1.67% for the three month period of 2011.  Return on average assets was 1.78% for the nine months ended September 30, 2012 compared to 1.65% for the nine month period of 2011.

•                  Return on average equity was 15.94% for the three months ended September 30, 2012 compared to 16.49% for the corresponding period of 2011.  Return on average equity was 16.25% for the nine months ended September 30, 2012 compared to 16.46% for the corresponding period of 2011.

“The continued growth in loans and deposits is the result of the effort of our employees who remain focused on building relationships.  Core deposits and home equity loans and lines have been utilized as the building blocks of the relationship.  These building blocks play a significant role in generating the strong financial metrics being reported of net income, earnings per share, return on equity, and return on assets,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three and nine months ended September 30, 2012 was $3,667,000 and $10,754,000 compared to $3,150,000 and $8,967,000 for the same periods of 2011.  Results for the three and nine months ended September 30, 2012 compared to 2011 were impacted by an increase in after-tax securities gains of $290,000 (from a gain of $5,000 to a gain of $295,000) for the three month periods and an increase in after-tax securities gains of $702,000 (from a gain of $94,000 to a gain of $796,000) for the nine month periods.  In addition, a gain of $109,000 on death benefit related to bank owned life insurance was recorded during the first quarter of 2012.  Basic and dilutive earnings per share for the three and nine months ended September 30, 2012 were $0.96 and $2.80 compared to $0.82 and $2.34 for the corresponding periods of 2011.  Return on average assets and return on average equity were 1.77% and 15.94% for the three months ended September 30, 2012 compared to 1.67% and 16.49% for the corresponding period of 2011.  Earnings for the nine months ended September 30, 2012 correlate to a return on average assets and a return on average equity of 1.78% and 16.25% compared to 1.65% and 16.46% for the corresponding period of 2011.

Net Interest Margin

The net interest margin for the three and nine months ended September 30, 2012 was 4.34% and 4.51% compared to 4.55% and 4.67% for the corresponding periods of 2011.  While the net interest margin has decreased year over year, net interest income on a fully taxable equivalent basis has increased $2,058,000 to $25,493,000 for the nine months ended September 30, 2012 compared to the corresponding period of 2011.  Driving this increase is the continued emphasis on core deposit growth.  These deposits represent a lower cost funding source than time deposits and comprise 73.53% of total deposits at September 30, 2012 compared to 70.28% at September 30, 2011.  The average rate paid on total interest-bearing deposits decreased 29 and 31 basis points (bp) for the three and nine months ended September 30, 2012 compared to the same periods of 2011.  The decrease in the rate paid on total interest-bearing deposits was led by a decrease in the rate paid on time deposits and money markets.  The rate paid on time deposits decreased 32 and 35 bp for the three and nine months ended September 30, 2012 compared to the same periods of 2011 and the rate paid on money markets decreased 42 and 39 bp for the three and nine months ended September 30, 2012 compared to the same periods of 2011.  The duration of the time deposit portfolio, which was shortened over the past several years, continues to be slowly lengthened due to the apparent bottoming or near bottoming of deposit rates.  FHLB long-term borrowings have been increased by $4,500,000 since September 30, 2011.  Long-term borrowings of $10,500,000 matured during the three months ended December 31, 2011 carrying an average rate of 4.60%, while $15,000,000 was obtained during the three months ended September 30, 2012 carrying an average rate of 0.90% to fund a combination of loan growth and FHLB debt that will be maturing during the fourth quarter.

“The net interest margin has and will continue to encounter challenges. Legacy earning assets are maturing or are repricing lower at their rate reset dates at the same time that new earning assets are being added at substantially lower rates due to the current interest rate environment.  In addition, our strategy is to shorten both the loan and investment portfolios so that we will have an increased level of cash flow when interest rates begin to increase.  This strategy does limit current earnings, but serves a key role in our long-term asset liability management strategy.  On the funding side of the balance sheet there is limited ability to reduce costs as deposit rates have previously been reduced with limited room for reductions remaining, although there is $15 million in FHLB debt that is maturing during October 2012 with a substantial interest expense reduction anticipated after the funds are replaced,” commented President Grafmyre.

Assets

Total assets increased $87,956,000 to $840,606,000 at September 30, 2012 compared to September 30, 2011.  Net loans increased 12.9% to $477,530,000 at September 30, 2012 compared to September 30, 2011 as the economic environment has in general provided fewer loan opportunities over the past year.  Housing, transportation, and all other facets related to the Marcellus Shale natural gas exploration are creating loan opportunities and we are aggressively attempting to attract those loans that meet or exceed our credit standards.  During 2012 several successful loan campaigns were undertaken to build home equity loans and lines of credit.  The investment portfolio increased $29,564,000 from September 30, 2011 to September 30, 2012 due to a combination of market value increases and the purchase of short maturity bonds that have been utilized to reduce the portfolio duration and to provide current cash flow.

Non-performing Loans

Our non-performing loans to total loans ratio has decreased to 2.48% at September 30, 2012 from 3.34% at September 30, 2011.  The decrease in non-performing loans is primarily the result of a decrease in commercial loan delinquencies due to several partial charge-offs and the receipt of collateral in lieu of payment with the collateral now carried as other real estate owned.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan charge-offs of $1,433,000 for the nine months ended September 30, 2012 represented 0.31% of average loans for the nine months ended September 30, 2012.  The allowance for loan losses was increased to 1.55% of total loans at September 30, 2012 from 1.48% at September 30, 2011 due to the general economic uncertainty that persists.

Deposits

Deposits have grown 11.4%, or $65,810,000, to $641,110,000 at September 30, 2012 compared to September 30, 2011, with core deposits (total deposits excluding time deposits) increasing $67,071,000, while higher cost time deposits decreased $1,261,000.  Noninterest-bearing deposits have increased 10.0% to $115,285,000 at September 30, 2012 compared to September 30, 2011.  Also playing a significant role in increasing core deposits were money market and NOW accounts with growth rates of 21.3% and 21.6%, respectively.  Driving this growth is our commitment to easy-to-use products, community involvement, and emphasis on customer service.  We have also successfully implemented a targeted marketing campaign aimed at further strengthening our customer relationships, while also expanding our market penetration.  In addition our newest branch, Danville, opened in January 2012 and has gathered approximately $25 million in deposits during the first nine months of its operation.

Shareholders’ Equity

Shareholders’ equity increased $15,207,000 to $93,779,000 at September 30, 2012 compared to September 30, 2011.  The accumulated other comprehensive gain of $6,715,000 at September 30, 2012 is a result of an increase in unrealized gains on available for sale securities from an unrealized gain of $950,000 at September 30, 2011 to an unrealized gain of $10,848,000 at September 30, 2012.  However, the amount of accumulated other comprehensive gain at September 30, 2012 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in an increase in the net loss of $1,720,000.  The current level of shareholders’ equity equates to a book value per share of $24.43 at September 30, 2012 compared to $20.48 at September 30, 2011 and an equity to asset ratio of 11.16% at September 30, 2012 compared to 10.44% at September 30, 2011.  Excluding accumulated other comprehensive gain/loss, book value per share was $22.68 at September 30, 2012 compared to $20.86 at September 30, 2011.  Dividends per share paid to shareholders were $0.47 and $1.41 for the three and nine months ended September 30, 2012 compared to $0.46 and $1.38 for the three and nine months ended September 30, 2011.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30,
(In Thousands, Except Share Data)	2012	2011	% Change

ASSETS
Noninterest-bearing balances	$13,243	$11,658	13.6%
Interest-bearing deposits in other financial institutions	7,901	17	46376.5%
Total cash and cash equivalents	21,144	11,675	81.1%

Investment securities, available for sale, at fair value	296,255	266,637	11.1%
Investment securities held to maturity (fair value of $0 and $54)	—	54	-100.0%
Loans held for sale	2,285	3,623	-36.9%
Loans	485,051	429,344	13.0%
Allowance for loan losses	(7,521)	(6,355)	18.3%
Loans, net	477,530	422,989	12.9%
Premises and equipment, net	8,247	7,533	9.5%
Accrued interest receivable	4,255	3,802	11.9%
Bank-owned life insurance	16,238	15,929	1.9%
Investment in limited partnerships	3,048	3,709	-17.8%
Goodwill	3,032	3,032	0.0%
Deferred tax asset	3,878	8,087	-52.0%
Other assets	4,694	5,580	-15.9%
TOTAL ASSETS	$840,606	$752,650	11.7%

LIABILITIES
Interest-bearing deposits	$525,825	$470,517	11.8%
Noninterest-bearing deposits	115,285	104,783	10.0%
Total deposits	641,110	575,300	11.4%

Short-term borrowings	17,932	17,584	2.0%
Long-term borrowings, Federal Home Loan Bank (FHLB)	76,278	71,778	6.3%
Accrued interest payable	501	616	-18.7%
Other liabilities	11,006	8,800	25.1%
TOTAL LIABILITIES	746,827	674,078	10.8%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	0.0%
Common stock, par value $8.33, 15,000,000 shares authorized; 4,018,777 and 4,017,251 shares issued	33,489	33,477	0.0%
Additional paid-in capital	18,148	18,103	0.2%
Retained earnings	41,737	34,765	20.1%
Accumulated other comprehensive gain (loss):
Net unrealized gain on available for sale securities	10,848	950	1041.9%
Defined benefit plan	(4,133)	(2,413)	-71.3%
Treasury stock at cost, 180,596 shares	(6,310)	(6,310)	0.0%
TOTAL SHAREHOLDERS’ EQUITY	93,779	78,572	19.4%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$840,606	$752,650	11.7%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In Thousands, Except Per Share Data)	2012	2011	% Change	2012	2011	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,346	$6,327	0.3%	$18,954	$18,759	1.0%
Investment securities:
Taxable	1,486	1,445	2.8%	4,477	4,231	5.8%
Tax-exempt	1,339	1,336	0.2%	4,127	3,875	6.5%
Dividend and other interest income	96	65	47.7%	274	174	57.5%
TOTAL INTEREST AND DIVIDEND INCOME	9,267	9,173	1.0%	27,832	27,039	2.9%

INTEREST EXPENSE:
Deposits	902	1,154	-21.8%	2,797	3,530	-20.8%
Short-term borrowings	38	58	-34.5%	100	157	-36.3%
Long-term borrowings, FHLB	637	751	-15.2%	1,877	2,227	-15.7%
TOTAL INTEREST EXPENSE	1,577	1,963	-19.7%	4,774	5,914	-19.3%

NET INTEREST INCOME	7,690	7,210	6.7%	23,058	21,125	9.2%

PROVISION FOR LOAN LOSSES	600	600	0.0%	1,800	1,800	0.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,090	6,610	7.3%	21,258	19,325	10.0%

NON-INTEREST INCOME:
Service charges	489	508	-3.7%	1,394	1,538	-9.4%
Securities gains, net	447	8	5487.5%	1,206	142	749.3%
Bank-owned life insurance	138	148	-6.8%	539	461	16.9%
Gain on sale of loans	527	359	46.8%	1,053	850	23.9%
Insurance commissions	295	241	22.4%	1,053	630	67.1%
Brokerage commissions	239	241	-0.8%	698	797	-12.4%
Other	636	485	31.1%	1,872	1,390	34.7%
TOTAL NON-INTEREST INCOME	2,771	1,990	39.2%	7,815	5,808	34.6%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,939	2,621	12.1%	8,806	7,728	13.9%
Occupancy, net	317	313	1.3%	963	962	0.1%
Furniture and equipment	355	354	0.3%	1,058	1,011	4.6%
Pennsylvania shares tax	169	172	-1.7%	505	516	-2.1%
Amortization of investments in limited partnerships	165	165	0.0%	496	496	0.0%
FDIC deposit insurance	111	43	158.1%	349	416	-16.1%
Other	1,402	1,300	7.8%	4,088	3,683	11.0%
TOTAL NON-INTEREST EXPENSE	5,458	4,968	9.9%	16,265	14,812	9.8%

INCOME BEFORE INCOME TAX PROVISION	4,403	3,632	21.2%	12,808	10,321	24.1%
INCOME TAX PROVISION	736	482	52.7%	2,054	1,354	51.7%
NET INCOME	$3,667	$3,150	16.4%	$10,754	$8,967	19.9%

EARNINGS PER SHARE - BASIC	$0.96	$0.82	16.5%	$2.80	$2.34	19.8%

EARNINGS PER SHARE - DILUTED	$0.96	$0.82	16.5%	$2.80	$2.34	19.8%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,837,925	3,836,244	0.0%	3,837,570	3,835,778	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,837,925	3,836,244	0.0%	3,837,570	3,835,778	0.0%

DIVIDENDS PER SHARE	$0.47	$0.46	2.2%	$1.41	$1.38	2.2%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	September 30, 2012			September 30, 2011
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$22,916	$302	5.24%	$20,211	$311	6.10%
All other loans	452,370	6,147	5.41%	407,346	6,122	5.96%
Total loans	475,286	6,449	5.40%	427,557	6,433	5.97%

Taxable securities	162,822	1,580	3.88%	139,510	1,509	4.33%
Tax-exempt securities	132,996	2,029	6.10%	117,917	2,024	6.87%
Total securities	295,818	3,609	4.88%	257,427	3,533	5.49%

Interest-bearing deposits	8,966	2	0.09%	15,734	1	0.03%

Total interest-earning assets	780,070	10,060	5.14%	700,718	9,967	5.66%

Other assets	48,096			53,323

TOTAL ASSETS	$828,166			$754,041

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$81,413	16	0.08%	$72,704	28	0.15%
Super Now deposits	120,135	158	0.52%	98,094	141	0.57%
Money market deposits	151,307	173	0.45%	128,012	280	0.87%
Time deposits	171,245	555	1.29%	173,825	705	1.61%
Total interest-bearing deposits	524,100	902	0.68%	472,635	1,154	0.97%

Short-term borrowings	18,607	38	0.81%	17,357	58	1.33%
Long-term borrowings, FHLB	65,517	637	3.80%	71,778	751	4.09%
Total borrowings	84,124	675	3.14%	89,135	809	3.56%

Total interest-bearing liabilities	608,224	1,577	1.02%	561,770	1,963	1.38%

Demand deposits	116,582			104,017
Other liabilities	11,355			11,821
Shareholders’ equity	92,005			76,433

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$828,166			$754,041
Interest rate spread			4.12%			4.28%
Net interest income/margin		$8,483	4.34%		$8,004	4.55%

	For the Three Months Ended
	September 30,
	2012	2011
Total interest income	$9,267	$9,173
Total interest expense	1,577	1,963

Net interest income	7,690	7,210
Tax equivalent adjustment	793	794

Net interest income (fully taxable equivalent)	$8,483	$8,004

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Nine Months Ended
	September 30, 2012			September 30, 2011
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$21,977	$909	5.52%	$20,302	$924	6.09%
All other loans	436,921	18,354	5.61%	402,384	18,149	6.03%
Total loans	458,898	19,263	5.61%	422,686	19,073	6.03%

Taxable securities	157,791	4,747	4.01%	126,887	4,402	4.63%
Tax-exempt securities	131,306	6,253	6.35%	109,552	5,871	7.15%
Total securities	289,097	11,000	5.07%	236,439	10,273	5.79%

Interest-bearing deposits	8,098	4	0.07%	11,916	3	0.03%

Total interest-earning assets	756,093	30,267	5.34%	671,041	29,349	5.84%

Other assets	49,702			53,405

TOTAL ASSETS	$805,795			$724,446

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$78,180	44	0.08%	$69,994	98	0.19%
Super Now deposits	116,205	452	0.52%	83,357	331	0.53%
Money market deposits	143,878	580	0.54%	120,177	835	0.93%
Time deposits	173,578	1,721	1.32%	181,158	2,266	1.67%
Total interest-bearing deposits	511,841	2,797	0.73%	454,686	3,530	1.04%

Short-term borrowings	19,293	100	0.69%	17,055	157	1.23%
Long-term borrowings, FHLB	62,701	1,877	3.93%	71,778	2,227	4.09%
Total borrowings	81,994	1,977	3.17%	88,833	2,384	3.54%

Total interest-bearing liabilities	593,835	4,774	1.07%	543,519	5,914	1.45%

Demand deposits	112,464			98,000
Other liabilities	11,258			10,272
Shareholders’ equity	88,238			72,655

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$805,795			$724,446
Interest rate spread			4.27%			4.39%
Net interest income/margin		$25,493	4.51%		$23,435	4.67%

	For the Nine Months Ended
	September 30,
	2012	2011
Total interest income	$27,832	$27,039
Total interest expense	4,774	5,914

Net interest income	23,058	21,125
Tax equivalent adjustment	2,435	2,310

Net interest income (fully taxable equivalent)	$25,493	$23,435

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

Operating Data

Net income	$3,667	$3,398	$3,689	$3,395	$3,150
Net interest income	7,690	7,698	7,670	7,595	7,210
Provision for loan losses	600	600	600	900	600
Net security gains	447	170	589	479	8
Non-interest income, ex. net security gains	2,324	2,111	2,174	1,932	1,982
Non-interest expense	5,458	5,343	5,464	5,152	4,968

Performance Statistics

Net interest margin	4.34%	4.47%	4.72%	4.78%	4.55%
Annualized return on average assets	1.77%	1.67%	1.91%	1.80%	1.67%
Annualized return on average equity	15.94%	15.48%	17.39%	17.00%	16.49%
Annualized net loan charge-offs to avg loans	0.44%	0.79%	0.01%	0.09%	0.01%
Net charge-offs	517	907	9	101	8
Efficiency ratio	54.5%	54.5%	55.5%	54.1%	54.1%

Per Share Data

Basic earnings per share	$0.96	$0.89	$0.96	$0.88	$0.82
Diluted earnings per share	0.96	0.89	0.96	0.88	0.82
Dividend declared per share	0.47	0.47	0.47	0.46	0.46
Book value	24.43	22.96	22.22	20.97	20.48
Common stock price:
High	44.60	39.90	41.67	39.30	36.56
Low	37.78	36.72	36.20	32.01	31.07
Close	44.33	39.81	40.88	38.78	32.75
Weighted average common shares:
Basic	3,838	3,838	3,837	3,837	3,836
Fully Diluted	3,838	3,838	3,837	3,837	3,836
End-of-period common shares:
Issued	4,019	4,018	4,018	4,018	4,017
Treasury	181	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

Financial Condition Data:
General
Total assets	$840,606	$818,433	$793,114	$763,953	$752,650
Loans, net	477,530	457,904	435,832	428,805	422,989
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	641,110	641,167	621,542	581,664	575,300
Noninterest-bearing	115,285	117,762	116,271	111,354	104,783

Savings	81,479	81,479	77,253	71,646	73,376
NOW	125,572	115,972	108,904	101,808	103,264
Money Market	149,054	152,114	141,830	124,335	122,896
Time Deposits	169,720	173,840	177,284	172,521	170,981
Total interest-bearing deposits	525,825	523,405	505,271	470,310	470,517

Core deposits*	471,390	467,327	444,258	409,143	404,319
Shareholders’ equity	93,779	88,111	85,279	80,460	78,572

Asset Quality

Non-performing assets	$12,041	$8,725	$11,308	$12,009	$14,344
Non-performing assets to total assets	1.43%	1.07%	1.43%	1.57%	1.91%
Allowance for loan losses	7,521	7,438	7,745	7,154	6,355
Allowance for loan losses to total loans	1.55%	1.60%	1.75%	1.64%	1.48%
Allowance for loan losses to non-performing loans	62.46%	85.25%	68.49%	59.57%	44.30%
Non-performing loans to total loans	2.48%	1.87%	2.55%	2.75%	3.34%

Capitalization

Shareholders’ equity to total assets	11.16%	10.77%	10.75%	10.53%	10.44%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Thousands, Except Per Share Data)	2012	2011	2012	2011
GAAP net income	$3,667	$3,150	$10,754	$8,967
Less: net securities and bank-owned life insurance gains, net of tax	295	5	905	94
Non-GAAP operating earnings	$3,372	$3,145	$9,849	$8,873

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Return on average assets (ROA)	1.77%	1.67%	1.78%	1.65%
Less: net securities and bank-owned life insurance gains, net of tax	0.14%	0.00%	0.15%	0.02%
Non-GAAP operating ROA	1.63%	1.67%	1.63%	1.63%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Return on average equity (ROE)	15.94%	16.49%	16.25%	16.46%
Less: net securities and bank-owned life insurance gains, net of tax	1.28%	0.03%	1.37%	0.18%
Non-GAAP operating ROE	14.66%	16.46%	14.88%	16.28%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Basic earnings per share (EPS)	$0.96	$0.82	$2.80	$2.34
Less: net securities and bank-owned life insurance gains, net of tax	0.08	0.00	0.23	0.03
Non-GAAP basic operating EPS	$0.88	$0.82	$2.57	$2.31

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Dilutive EPS	$0.96	$0.82	$2.80	$2.34
Less: net securities and bank-owned life insurance gains, net of tax	0.08	0.00	0.23	0.03
Non-GAAP dilutive operating EPS	$0.88	$0.82	$2.57	$2.31